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                                                                  EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors of
CKS Group, Inc.:


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1997, with respect to the financial statements of McKinney & Silver incorporated herein by reference from the report on Form 8-K/A of CKS Group, Inc., dated January 31, 1997 as amended March __, 1997.

                                           /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
March 6, 1997





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